EXHIBIT 99.1

OrthoLogic Announces Second Quarter 2007 Financial Results

TEMPE, Ariz., Aug. 8, 2007 (PRIME NEWSWIRE) -- OrthoLogic Corp. (Nasdaq:OLGC) today announced financial results for the second quarter 2007.

OrthoLogic reported a net loss of $2.3 million, or $0.06 per share, for the second quarter 2007, compared to a net loss of $6.5 million or $0.16 per share for the second quarter 2006. For the six months ended June 30, 2007 the net loss was $5.3 million, or $0.13 per share, versus a net loss of $23.0 million, or $0.58 per share, for the six months ended June 30, 2006.

The $17.7 million decrease in the net loss in the six months ended June 30, 2007 compared to the same period in 2006 resulted primarily from $8.4 million purchased in-process research and development costs in 2006, a decrease of $1.3 million in non-cash stock compensation expense, reduced costs in 2007 reflecting management changes and staff reductions which occurred in the first half of 2006, a decline in clinical costs related to our fracture repair Phase 3 and Phase 2b clinical trials which were substantially completed as of December 31, 2006, and recognition in 2006 of income tax expense related to the recording of a valuation allowance of $1.1 million for a deferred tax asset associated with an Alternative Minimum Tax credit carryover.

The Company began the second quarter 2007 with $67.3 million in cash and investments and ended the quarter with $64.3 million in cash and investments.

Conference Call Information

Management will host a conference call and webcast today at 4:30 PM EDT (1:30 PM MST). The call may be accessed at 800-565-5442 (domestic) or 913-312-1298 (international), or by logging onto the Investors section of the Company's website, www.orthologic.com.

A replay will be available beginning August 8, 2007, at 7:30 PM EDT until August 11, 2007, and may be accessed at 888-203-1112 (domestic) or 719-457-0820 (international), with access code 6353545.

About OrthoLogic

OrthoLogic is a biotechnology company committed to developing a pipeline of novel therapeutic peptides and other molecules aimed at helping patients with under-served medical conditions. The Company is focused on the development and commercialization of two product platforms: Chrysalin(r) (TP508) and AZX100.

Chrysalin, the Company's novel synthetic 23-amino acid peptide, is being studied in several indications including fracture repair, diabetic foot ulcer healing and other disorders that may involve vascular endothelial dysfunction. The Company owns exclusive worldwide rights to Chrysalin.

AZX100 is a novel synthetic pre-clinical 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. AZX100 is currently being evaluated for commercially significant medical applications such as the treatment of pulmonary disease, the prevention of hypertrophic and keloid scarring and intimal hyperplasia. OrthoLogic has an exclusive worldwide license to AZX100.

OrthoLogic's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's Web site: www.orthologic.com.

Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2006, and other documents we file with the Securities and Exchange Commission.

Editors' Note: This press release is also available under the Investors section of the Company's Web site at: www.orthologic.com.

                           ORTHOLOGIC CORP.
                      (A Development Stage Company)
                        CONDENSED BALANCE SHEETS
            (in thousands, except share and per share data)

                                           June 30,       December 31,
                                             2007             2006
                                          ----------        ----------
                                         (Unaudited)
 ASSETS

 Current assets
  Cash and cash equivalents               $  14,295         $  18,047
  Short-term investments                     23,858            35,977
  Prepaids and other current assets           1,160             1,950
                                          ----------        ----------

    Total current assets                     39,313            55,974

 Furniture and equipment, net                   369               409
 Long-term investments                       26,103            16,206
                                          ----------        ----------
    Total assets                          $  65,785         $  72,589
                                          ==========        ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities
  Accounts payable                        $     420         $   1,621
  Accrued compensation                          335               584
  Accrued clinical                               95               133
  Accrued severance and other
   restructuring costs                          166               366
  Other accrued liabilities                     519               737
                                          ----------        ----------
    Total current liabilities                 1,535             3,441

 Stockholders' Equity

 Common Stock $.0005 par value;
  100,000,000 shares authorized;
  41,670,650 and 41,564,291 shares
  issued and outstanding                         21                21
 Additional paid-in capital                 188,591           188,236
 Accumulated deficit                       (124,362)         (119,109)
                                          ----------        ----------
    Total stockholders' equity               64,250            69,148
                                          ----------        ----------
    Total liabilities and stockholders'
     equity                               $  65,785         $  72,589
                                          ==========        ==========

                                 ORTHOLOGIC CORP.
                          (A Development Stage Company)
                        CONDENSED STATEMENTS OF OPERATIONS
                   (in thousands, except share and per share data)
                                   (Unaudited)
                                                               As a
                                                           Development
                                                               Stage
                           Three months        Six months     Company
                               ended             ended        8/5/2004
                              June 30,          June 30,         -
                           2007     2006     2007     2006   6/30/2007
                         ---------------------------------------------

 OPERATING EXPENSES
  General
   and
   administrative        $   928  $ 2,061  $ 1,908  $ 4,153  $ 15,254
  Research
   and
   development             2,252    4,208    5,070   10,924    58,255
  Purchased
   in-process
   research
   and
   development                --       34       --    8,469    34,311
  Other gains                 --       --       --       --      (375)
                         ---------------------------------------------
   Total operating
    expenses               3,180    6,303    6,978   23,546   107,445

  Interest and
   other income, net        (841)    (867)  (1,725)  (1,629)   (8,999)
                         ---------------------------------------------
    Loss from
     continuing
     operations            2,339    5,436    5,253   21,917    98,446
  Income tax expense          --    1,106       --    1,106       356
                         ---------------------------------------------
    Loss from
     continuing
     operations            2,339    6,542    5,253   23,023    98,802
 Discontinued
  operations -
  net gain
  on sale of
  the bone
  device
  business, net
  of taxes ($267)             --       --       --       --    (2,202)
                         ---------------------------------------------
 NET LOSS                $ 2,339  $ 6,542  $ 5,253  $23,023  $ 96,600
                         =============================================
 Per Share
  Information:
  Net loss, basic
   and diluted           $  0.06  $  0.16  $  0.13  $  0.58
                         ===================================
 Basic and
  diluted shares
  outstanding             41,637   40,622   41,616   39,962
                         ===================================

CONTACT: OrthoLogic Corp.
         Investor Relations
         Karen Struck,
         (602) 286-5250
         kstruck@olgc.com